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                                 CITY NATIONAL BANK
                        EXECUTIVE DEFERRED COMPENSATION PLAN

                                      ARTICLE I
                               TITLE AND DEFINITIONS

1.1    TITLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

1.2    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .1

                                      ARTICLE II
                                    PARTICIPATION

2.1    PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . .3

                                    ARTICLE III
                                 DEFERRAL ELECTIONS

3.1    ELECTIONS TO DEFER COMPENSATION . . . . . . . . . . . . . . . . .3

3.2    INVESTMENT ELECTIONS. . . . . . . . . . . . . . . . . . . . . . .4

                                     ARTICLE IV
                                  DEFERRAL ACCOUNT

4.1    DEFFERAL ACCOUNT. . . . . . . . . . . . . . . . . . . . . . . . .5

                                     ARTICLE V
                                      VESTING

5.1    DEFERRAL ACCOUNT. . . . . . . . . . . . . . . . . . . . . . . . .5

                                     ARTICLE VI
                                   DISTRIBUTIONS

6.1    AMOUNT AND TIME OF DISTRIBUTION . . . . . . . . . . . . . . . . .6

6.2    FORM OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . .6

6.3    ELECTION TO RECEIVE PERIODIC INSTALLMENTS . . . . . . . . . . . .6

                                    ARTICLE VII
                                   ADMINISTRATION

7.1    COMMITTEE ACTION. . . . . . . . . . . . . . . . . . . . . . . . .6

7.2    POWERS AND DUTIES OF THE COMMITTEE. . . . . . . . . . . . . . . .6

7.3    CONSTRUCTION AND INTERPRETATION . . . . . . . . . . . . . . . . .7

7.4    INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .7

7.5    COMPENSATION, EXPENSES AND INDEMNITY. . . . . . . . . . . . . . .7

7.6    QUARTERLY STATEMENTS. . . . . . . . . . . . . . . . . . . . . . .7

                                       i
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                                    ARTICLE VIII
                                   MISCELLANEOUS

8.1    UNSECURED GENERAL CREDITOR. . . . . . . . . . . . . . . . . . . .8

8.2    RESTRICTION AGAINST ASSIGNMENT. . . . . . . . . . . . . . . . . .8

8.3    WITHHOLDING . . . . . . . . . . . . . . . . . . . . . . . . . . .8

8.4    AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION. . . . . . . .8

8.5    GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . .8

8.6    RECEIPT OR RELEASE. . . . . . . . . . . . . . . . . . . . . . . .8

8.7    PAYMENTS ON BEHALF OF PERSONS UNDER INCAPACITY. . . . . . . . . .9

8.8    HEADINGS, ETC. NOT PART OF AGREEMENT. . . . . . . . . . . . . . .9

                                     ARTICLE IX
                                   BENEFIT OFFSET

9.1    OFFSET FOR CERTAIN BENEFITS PAYABLE UNDER
       SPLIT-DOLLAR LIFE INSURANCE POLICIES. . . . . . . . . . . . . . .9

                                 CITY NATIONAL BANK
                        EXECUTIVE DEFERRED COMPENSATION PLAN


       WHEREAS, City National Bank (the "Bank") desires to establish a deferred compensation plan to provide supplemental retirement income benefits for a select group of management and highly compensated employees through deferrals of salary and bonuses, effective March 1, 1994; and

       WHEREAS, it is believed that the adoption of this plan providing for deferred compensation at the election of each executive will be in the best interests of the Bank;

       NOW, THEREFORE, it is hereby declared as follows:


                                     ARTICLE I
                               TITLE AND DEFINITIONS

1.1    TITLE.

       This Plan shall be known as the City National Bank Executive Deferred Compensation Plan.

1.2    DEFINITIONS.

       Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

       "Account" shall mean a Participant's Deferral Account.

       "Bank" shall mean City National Bank, any successor corporation and each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which City National Bank is a component member.

       "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. If there is no valid Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to the person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to

                                       1
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select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

       "Board of Directors" or "Board" shall mean the Board of Directors of the Bank.

       "Bonus" shall mean any incentive compensation, consisting of any bonus or commission, payable to a Participant in addition to the Participant's Salary after reduction for any salary deferral contributions to a plan qualified under Section 125 or Section 401(k) of the Code.

       "Code" shall mean the Internal Revenue Code of 1986, as amended.

       "Committee" shall mean the Company's Strategy and Planning Committee.

       "Company" shall mean City National Corporation.

       "Compensation" shall mean the Salary and Bonus that the Participant is entitled to for services rendered to the Bank.

       "Deferral Account" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with amounts equal to (1) the portion of the Participant's Salary that he or she elects to defer, (2) the portion of the Participant's Bonus that he or she elects to defer, and
(3) interest pursuant to Section 4.1.

       "Effective Date" shall mean March 1, 1994.

       "Eligible Employee" shall mean each officer at the Senior Vice President level or above who is regularly scheduled to work thirty or more hours per week.

       "Fund" or "Funds" shall mean one or more of the mutual funds or contracts selected by the Committee pursuant to Section 3.2(b).

       "Initial Election Period" for an Eligible Employee shall mean the 30-day period following the later of March 1, 1994 or the Eligible Employee's date of hire.

       "Interest Rate" shall mean, for each Fund, an amount equal to the net rate of gain or loss on the assets of such Fund during each month reduced by one-twelfth of one and one-half percentage points.

       "Participant" shall mean any Eligible Employee who elects to defer Compensation in accordance with Section 3.1.

       "Payment Eligibility Date" shall mean the first day of the month following the end of the quarter following the quarter in which a Participant terminates employment or dies.

       "Plan" shall mean the City National Bank Executive Deferred Compensation Plan set forth herein, now in effect, or as amended from time to time.

       "Plan Year" shall mean the 12 consecutive month period beginning on January 1, except that the first Plan Year shall be a short year beginning on March 1, 1994 and ending on December 31, 1994.

       "Salary" shall mean the Participant's annual base salary after reduction for any salary deferral contributions to a plan qualified under
Section 125 or Section 401(k) of the Code.

       "Tax Adjustment Factor" shall mean a number, determined by the Committee, which is equal to one minus the sum of (1) the highest marginal federal personal income tax rate then in effect and (2) the

                                       2
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effective highest marginal state income tax rate in the state in which the
Participant resides, net after the effect of the deduction for such state income tax for federal income tax purposes.


                                     ARTICLE II
                                   PARTICIPATION

2.1    PARTICIPATION.

       An Eligible Employee shall become a Participant in the Plan by electing to defer all or a portion of his or her Compensation in accordance with Section 3.1.


                                    ARTICLE III
                                 DEFERRAL ELECTIONS


3.1    ELECTIONS TO DEFER COMPENSATION.

       (a) Initial Election Period. Each Eligible Employee may elect to defer Compensation by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than the last day of his or her Initial Election Period.

       (b) General Rule. Subject to the limitations set forth in paragraph (c) below, the amount of Compensation which an Eligible Employee may elect to defer is as follows:

              (1)    Any percentage of Salary up to 50%; and/or

              (2)    Any percentage or dollar amount of Bonus up to 100%;

provided, however, that no election shall be effective to reduce the Compensation payable to an Eligible Employee for a calendar year to an amount which is less than the amount that the Bank is required to withhold from such Eligible Employee for such calendar year for purposes of income tax and employment tax (including Federal Insurance Contributions Act (FICA) tax) withholding.

       (c) Minimum Deferrals. For each of the first four Plan Years during which the Eligible Employee is a Participant, the minimum percentage which may be elected under paragraph (b)(1) of this Section 3.1 is 5%. This 5% minimum deferral for any Plan Year may be reduced to a lesser percentage (but not below zero percent) if the Participant deferred any portion of his or her Bonus paid in the preceding Plan Year. The amount of such reduction shall be the number of percentage points determined by (1) dividing the amount of the Bonus deferred in such preceding Plan Year by the amount of the Participant's annual Salary at the beginning of the Plan Year to which the minimum deferral applies and (2) multiplying by 100.

       (d) Effect of Initial Election. An election to defer Compensation during an Initial Election Period shall be effective with respect to Salary earned during the first pay period beginning after the Initial Election Period and to the Bonus payable for services performed during the Plan Year following the Plan Year in which the election is made. Notwithstanding the foregoing, for the first Plan Year only, an election made during the Initial Election Period to defer a Bonus shall apply to the Bonus payable for services performed during the calendar year ending December 31, 1994.

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

       (e) Duration of Salary Deferral Election. Any Salary deferral election made under paragraph (a) or paragraph (g) of this Section 3.1 shall remain in effect, notwithstanding any change in the Participant's Salary, until changed or terminated in accordance with the terms of this paragraph
(e); provided, however, that such election shall terminate for any Plan Year for which the Participant is not an Eligible Employee. Subject to the minimum deferral requirement of Section 3.1(c) and the limitations of Section 3.1(b), a Participant may increase, decrease or terminate his or her Salary deferral election, effective for Salary earned during pay periods beginning after any January 1, by filing a new election, in accordance with the terms of this Section 3.1, with the Committee on or before the preceding December 1.

       (f) Duration of Bonus Deferral Election. Any Bonus deferral election made under paragraph (a) or paragraph (g) of this Section 3.1 shall be irrevocable and shall apply only to the Bonus payable with respect to services performed during the Plan Year for which the election is made. For each subsequent Plan Year, an Eligible Employee may make a new election, subject to the limitations set forth in Section 3.1, to defer a percentage of his or her Bonus. Such election shall be on forms provided by the Committee and shall be made before December 1 of the Plan Year for which the election is to apply.

       (g) Elections other than Elections during the Initial Election Period. Subject to the limitations of paragraph (c) above, any Eligible Employee who fails to elect to defer compensation during his or her Initial Election Period may subsequently become a Participant, and any Eligible Employee who has terminated a prior Salary deferral election may elect to again defer Salary, by filing an election, on a form provided by the Committee, to defer Compensation as described in paragraph (b) above. An election to defer Salary must be filed on or before December 1 and will be effective for Salary earned during pay periods beginning after the following January 1. An election to defer Bonus for a Plan Year must be filed before the December 1 preceding such Plan Year.

3.2    INVESTMENT ELECTIONS.

       (a)    At the time of making the deferral elections described in
Section 3.1, the Participant shall designate, on a form provided by the Committee, which of the following types of mutual funds or contracts the Participant's Account will be deemed to be invested in for purposes of determining the amount of earnings to be credited to that Account:

              (1)    Emerging Growth Equity Fund;
              (2)    Balanced Assets Fund;
              (3)    Common Stock Fund;
              (4)    Real Estate Securities Fund;
              (5)    Capital Growth Bond Fund; or
              (6)    Money Market Fund.

In making the designation pursuant to this Section 3.2, the Participant may specify that all or any 10% multiple of his Deferral Account be deemed to be invested in one or more of the types of mutual funds or contracts listed above. Effective as of the end of any calendar quarter, a Participant may change the designation made under this Section 3.2 by filing an election, on a form provided by the Committee, at least 30 days prior to the end of such quarter. If a Participant fails to elect a type of fund under this Section 3.2, he or she shall be deemed to have elected the Money Market Fund.

       (b) Although the Participant may designate the type of mutual funds or contracts in paragraph (a) above, the Committee shall select from time to time, in its sole discretion, a commercially available fund or contract of each of the types described in paragraph (a) above to be the Funds. The Interest Rate of each such commercially available fund or contract shall be used to determine the amount of earnings to be credited to Participants' Accounts under Article IV.


                                     ARTICLE IV
                                  DEFERRAL ACCOUNT

4.1    DEFERRAL ACCOUNT.

       The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate subaccounts ("mutual fund subaccounts"), each of which corresponds to a mutual fund or contract elected by the Participant pursuant to Section 3.2(a). A Participant's Deferral Account shall be credited as follows:

       (a) As of the last day of each month, the Committee shall credit the mutual fund subaccounts of the Participant's Deferral Account with an amount equal to Salary deferred by the Participant during each pay period ending in that month in accordance with the Participant's election under
Section 3.2(a); that is, the portion of the Participant's deferred Salary that the Participant has elected to be deemed to be invested in a certain type of mutual fund shall be credited to the mutual fund subaccount corresponding to that mutual fund;

       (b) As of the last day of the month in which the Bonus or partial Bonus would otherwise have been paid, the Committee shall credit the mutual fund subaccounts of the Participant's Deferral Account with an amount equal to the portion of the Bonus deferred by the Participant's election under
Section 3.2(a); that is, the portion of the Participant's deferred Bonus that the Participant has elected to be deemed to be invested in a particular type of mutual fund shall be credited to the mutual fund subaccount corresponding to that mutual fund; and

       (c) As of the last day of each month, each mutual fund subaccount of a Participant's Deferral Account shall be credited with earnings in an amount equal to that determined by multiplying the balance credited to such mutual fund subaccount as of the last day of the preceding month by the Interest Rate for the corresponding Fund selected by the Bank pursuant to
Section 3.2(b).


                                     ARTICLE V
                                      VESTING

5.1    DEFERRAL ACCOUNT.

       A Participant's Deferral Account shall be 100% vested at all times.

                                     ARTICLE VI
                                   DISTRIBUTIONS

6.1    AMOUNT AND TIME OF DISTRIBUTION.

       Each Participant (or, in the case of his or her death, Beneficiary) shall be entitled to receive a distribution of benefits under this Plan as soon as practicable following his or her Payment Eligibility Date. The amount payable to the Participant shall be the amount credited to his or her Deferral Account as of his or her Payment Eligibility Date.

6.2    FORM OF DISTRIBUTION.

       The form of the distribution of benefits to a Participant (or his or her Beneficiary) shall be a cash lump sum payment.

6.3    ELECTION TO RECEIVE PERIODIC INSTALLMENTS.

       Notwithstanding the provisions of Sections 6.1 and 6.2 of this Plan, any participant may at any time make an irrevocable election, on a form supplied by the Committee, to have his or her benefits paid in ten substantially equal annual installments beginning on the Participant's Payment Eligibility Date and continuing on or about January 1 of each subsequent year; provided however, that such election shall not be effective until the second anniversary of the date it is filed with the Committee. Following the commencement of any installment distribution, the undistributed amounts credited to the Participant's Account shall be credited quarterly with interest at a rate equal to the mid-term applicable federal rate (for quarterly compounding) published by the Internal Revenue Service pursuant to
Section 1274(d) of the Code for the month in which the Participant's employment is terminated.


                                    ARTICLE VII
                                   ADMINISTRATION

7.1    COMMITTEE ACTION.

       The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

7.2    POWERS AND DUTIES OF THE COMMITTEE.

       (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

              (1) To select the funds or contracts to be the Funds in accordance with Section 3.2(b) hereof;

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

              (2) To construe and interpret the terms and provisions of this Plan;

              (3) To compute and certify to the amount and kind of benefits payable to Participantsand their Beneficiaries;

              (4) To maintain all records that may be necessary for the administration of the Plan;

              (5) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

              (6) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof; and

              (7) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

7.3    CONSTRUCTION AND INTERPRETATION.

       The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Bank and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

7.4    INFORMATION.

       To enable the Committee to perform its functions, the Bank shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other cause of termination, and such other pertinent facts as the Committee may require.

7.5    COMPENSATION, EXPENSES AND INDEMNITY.

       (a) The members of the Committee shall serve without compensation for their services hereunder.

       (b) The Committee is authorized at the expense of the Bank to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Bank.

       (c) To the extent permitted by applicable state law, the Bank shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Bank against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. The indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Bank or provided by the Bank under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

7.6    QUARTERLY STATEMENTS.

       Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Account on a quarterly basis as of each March 31, June 30, September 30 and December 31 of each Plan Year.

                                    ARTICLE VIII
                                   MISCELLANEOUS

8.1    UNSECURED GENERAL CREDITOR.

       Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Bank. No assets of the Bank shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Bank under this Plan. Any and all of the Bank's assets shall be, and remain, the general unpledged, unrestricted assets of the Bank. The Bank's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Bank to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

8.2    RESTRICTION AGAINST ASSIGNMENT.

       The Bank shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation.
No part of a Participant's Account shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Account be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

8.3    WITHHOLDING.

       There shall be deducted from each payment made under the Plan all taxes which are required to be withheld by the Bank in respect to such payment. The Bank shall have the right to reduce any payment by the amount of cash sufficient to provide the amount of said taxes.

8.4    AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION.

       The Bank may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Account. In the event that this Plan is terminated, the distribution of the amounts credited to a Participant's Deferral Account shall not be accelerated but shall be paid at such time and in such manner determined under the terms of the Plan immediately prior to termination as if the Plan had not been terminated.

8.5    GOVERNING LAW.

       This Plan shall be construed, governed and administered in accordance with the laws of the State of California.

8.6    RECEIPT OR RELEASE.

       Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the

Bank. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

8.7    PAYMENTS ON BEHALF OF PERSONS UNDER INCAPACITY.

       In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person.
Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Bank.

8.8    HEADINGS, ETC. NOT PART OF AGREEMENT.

       Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.


                                     ARTICLE IX
                                   BENEFIT OFFSET

9.1 OFFSET FOR CERTAIN BENEFITS PAYABLE UNDER SPLIT-DOLLAR LIFE INSURANCE POLICIES.

       (a) Notwithstanding anything contained herein to the contrary, any benefits payable under this Plan shall be offset by the value of benefits received by the Participants under certain life insurance policies as set forth in this Section. Participants in this Plan may own life insurance policies (the "Policies") purchased on their behalf by the Company. The exercise of ownership rights under these Policies by each Participant is, however, subject to certain conditions (set forth in a "Split-Dollar Life Insurance Agreement" between each Participant and the Company, pursuant to which the Company holds a security interest on the Policy) and, if the Participant fails to meet the conditions set forth in the Split-Dollar Life Insurance Agreement, the Company may exercise its security interest in the Policy and cause the Participant to lose certain benefits under the Policy. In the event that a Participant satisfies the conditions specified in Section 4 or 5 of the Split-Dollar Life Insurance Agreement, so that the Participant or his or her beneficiary under the Policy becomes entitled to exercise rights free from the Company's security interest under one of those sections, the value of those benefits shall constitute an offset to any benefits otherwise payable under this Plan which accrued in years in which premiums were paid on the Policy. As the case may be, this offset (the "Offset Value") shall be equal to the value of benefits payable under the Split-Dollar Life Insurance Agreement, that is, the cash surrender value of the Policy or, in the case of Participant's death, the death benefit payable to the beneficiary under the Policy. The Offset Value shall then be compared to the Participant's Account, and the amounts credited to the Account shall be reduced, but not to less than zero, by the Offset Value; provided, however, that any portion of the Account which is attributable to compensation deferred during Plan Years in which the Company did not pay premiums on the Policy shall not be reduced by the Offset Value, and the Committee shall maintain subaccounts of a Participant's Account to the extent necessary to determine the portion of the Account which is subject to offset and the portion which is not subject to offset.

       (b) If the Policy in subsection (a) is not on the life of the Participant and the insured dies prior to distribution of benefits under this Plan, then the value of the benefits received by the participant under the Policy will offset the Participant's Account under this Plan to the extent described herein. This offset ("Offset Value") shall be equal to the amount of death benefit payable to the Participant divided by the Tax Adjustment Factor. This Offset Value shall then be compared to the Participant's Account, and the amounts credited to the Account shall be reduced, but not to be less than zero, by the Offset Value; provided, however, that any portion of the Account which is attributable to compensation deferred during Plan Years in which the Company did not pay premiums on the Policy shall not be reduced by the Offset Value.

       (c) The reduction described in Section 9.1(a) or 9.1(b) shall be made as of the date on which the Participant or his or her beneficiary becomes entitled to exercise rights under the Policy free of the Company's security interest.

       (d) In the event of an offset as described in this Section 9, any election to receive distribution of the amount credited to a Participant's Account in the form of installments shall be deemed to be revoked, and any benefits which are or become payable under this Plan after such offset shall be paid in a lump sum on the Participant's Payment Eligibility Date.

       IN WITNESS WHEREOF, the Bank has caused this document to be executed by its duly authorized officer on this 4th day of October, 1994.


                                          CITY NATIONAL BANK


                                          By:    \s\  Marge Luttenbacher
                                          Title: Executive Vice President-
                                                 Human Resources





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